UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Purchase Agreement

On August 10, 2012, Eagle Rock Energy Partners, L.P., a Delaware limited partnership (“Eagle Rock”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with BP America Production Company (“BP”), a Delaware corporation.  Pursuant to the Purchase Agreement, Eagle Rock will acquire (the “BP Acquisition”) two of BP’s gas processing facilities and the associated gathering system (the “Gathering and Processing Facilities”) that are located within the Texas Panhandle region.  The total consideration for the Gathering and Processing Facilities will be approximately $227.5 million in cash, subject to the purchase price adjustments described below (the “Purchase Price”). In connection with the execution of the Purchase Agreement, Eagle Rock paid a deposit of approximately $23 million to BP.  The BP Acquisition is expected to close, and is effective, on October 1, 2012, subject to the satisfaction of the closing conditions described below.

Specifically, the Gathering and Processing Facilities consist of:

•                  two natural gas processing plants — the Sunray Plant and the Hemphill Plant — with a total capacity of approximately 220 MMcf/d; and

•                  an associated gathering system composed of approximately 2,500 miles of pipeline with approximately 2,100 connected wells.

The Gathering and Processing Facilities serve over 350,000 BP-dedicated acres in Lipscomb, Hemphill, Roberts, Ochiltree, Hansford, Hutchinson, Sherman and Moore Counties in the Texas Panhandle region.  Under the Purchase Agreement, BP will not retain any assets material to the operation of the Gathering and Processing System.  The oldest of these gathering pipelines were installed beginning in the 1940s.  The Sunray Plant was built in 1993 and the Hemphill Plant was built in 1998, and each of the plants underwent a major turnaround in 2011.  The Gathering and Processing Facilities are located immediately adjacent and complementary to Eagle Rock’s existing Texas Panhandle assets, which include eight processing plants and approximately 3,963 miles of gathering pipelines.  The Hemphill Plant was designed to accommodate one or more additional expansions and is located just north of Eagle Rock’s recently completed 60 MMcf/d cryogenic Woodall Plant.  The Gathering and Processing Facilities also include 47 mainline gathering compressors, 25 satellite gathering compressors and 19 in-plant compressors.  Based on discussions with BP and Eagle Rock’s due diligence, Eagle Rock believes that the Gathering and Processing Facilities are well maintained and appear to be in good condition.  Pursuant to the terms of the Purchase Agreement, Eagle Rock is purchasing the Gathering and Processing Facilities on an “as-is” basis and has only limited recourse.

The Sunray Plant has a capacity of approximately 170 MMcf/d, and the Hemphill Plant has a capacity of approximately 50 MMcf/d, for a total capacity of approximately 220 MMcf/d. From January 2011 through June 2012, daily wellhead volumes gathered by the Gathering and Processing Facilities averaged 183 MMcf/d, or approximately 84% of total capacity. Volumes from BP accounted for 53% of the total, and third-party volumes accounted for the remaining 47%. Direct historical operating costs for the Gathering and Processing Facilities in 2010, 2011 and the first quarter of 2012 were approximately $50 million, $80 million (including approximately $30 million of plant turnaround and pipeline integrity costs) and $15 million, respectively.

Following the closing of the BP Acquisition, Eagle Rock plans to integrate the Gathering and Processing Facilities with its existing system in the area, through a series of pipeline interconnects and a few new compression facilities, resulting in approximately 6,463 miles of combined gathering pipelines and over 480 MMcf/d of combined processing capacity serving the Texas Panhandle, with an additional 60 MMcf/d of capacity expected to come on-line in the first half of 2013 following the completion of the Partnership’s previously announced Wheeler Plant to be located in Wheeler County, Texas.

Unless otherwise noted, the information regarding the Gathering and Processing Facilities is based on information prepared by BP and provided to EROC.

Purchase Price Adjustments.  The Purchase Price is subject to customary purchase price adjustments, specifically including adjustments for (1) products and line fill, (2) pre-closing revenues, expenses and capital expenditures, (3) taxes, (4) customary goods and services purchases, (5) any preferential rights to purchase (which Eagle Rock does not believe to be material), (6) un-obtained consents to assignment (which Eagle Rock does not anticipate will be material), (7) certain environmental defects, subject to a threshold of $350,000 and a limit of $40 million with respect to each plant and $15 million in the aggregate for all other environmental defects, (8) certain casualty losses, subject to a threshold of $350,000 and a limit of $40 million with respect to each plant and $15 million in the aggregate for all other casualty losses and (9) imbalances.  Claims for environmental defects and casualty losses are subject to an aggregate deductible (together with the indemnity claims described below) of 4% of the Purchase Price.  The period for determining environmental defects that might result in purchase price adjustments runs only from signing until closing.

BP’s Consent Right as to Certain Future Transfers and Potential Resulting Preferential Right to Purchase.  The Purchase Agreement requires Eagle Rock to obtain BP’s prior approval for any disposition of the Gathering and Processing Facilities, subject to certain broad exceptions. When applicable, in the event that Eagle Rock proceeds in contravention of this requirement, BP would have the right to purchase the Gathering and Processing Facilities at a price equal to 50% of the purchase price offered by the third party.

Conditions to Closing and Termination.  Completion of the BP Acquisition is subject to customary closing conditions, including the termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of other governmental approvals.  In connection with complying with the HSR Act, Eagle Rock may be required to divest up to $20 million of assets.

The Purchase Agreement provides customary termination rights.  Specifically, (1) Eagle Rock or BP may terminate by mutual consent; (2) Eagle Rock or BP may terminate if certain applicable closing conditions have become incapable of fulfillment, have not been waived by the opposing party, and the party seeking termination is not in material breach of its representations, warranties or covenants; (3) Eagle Rock or BP may terminate if, under the HSR Act or otherwise, the Federal Trade Commission or the Department of Justice has commenced or threatened to commence any proceeding to delay or enjoin or seek damages in respect of the transactions evidenced by the Purchase Agreement; (4) Eagle Rock or BP may terminate if consummation of the transactions contemplated by the Purchase Agreement would violate any non-appealable final order, decree or judgment of any governmental authority having appropriate jurisdiction enjoining, restraining, prohibiting or awarding substantial damages in connection with (i) BP’s proposed sale of the Gathering and Processing Facilities to Eagle Rock or (ii) consummation of all of the transactions contemplated by the Purchase Agreement; (5) Eagle Rock or BP may terminate if any material governmental approval required with the consummation of the transactions contemplated by the Purchase Agreement is not obtained; (6) Eagle Rock or BP may terminate if the sum of certain specified casualty losses and environmental defects meets or exceeds 20% of the Purchase Price; and (7) Eagle Rock or BP may terminate if the closing has not occurred by December 1, 2012 (unless the parties agree to a later date).  In addition, the Purchase Agreement provides for customary cure periods for certain events that may otherwise lead to a right to terminate.

In the event of a termination by Eagle Rock, it would be required to forfeit the $23 million deposit paid, subject to very limited exceptions.  In addition, Eagle Rock bears the risk of obtaining all necessary consents to the transfer of contracts and other property rights, including easements.

Acquired Contracts.  In connection with the Purchase Agreement, Eagle Rock will be assigned more than 400 third-party contracts associated with the Gathering and Processing Facilities. The third-party contracts consist of percent-of-proceeds and percent-of-index contracts.   There are more than 300 percent of proceeds contracts representing an aggregate approximate composition of 74 MMCFD, 6% of which are life of lease and 94% of which are in primary term or evergreen.  The average percent-of-proceeds is approximately 90%, 9% fuel at the wellhead, $0.15 per wellhead MMBTU gathering fee, and a $0.06 transportation and fractionation fee.  There are approximately 75 percent-of-index contracts representing an aggregate 4.8 MMCFD, 48% of which are life of lease and 52 % of which are in primary term or evergreen.  The average percent of index contract is approximately 85%.  Approximately 9.7 MMFD is taken in kind rather than cash settlement.  BP equity volumes represent 99.5 MMCFD and will be subject to the Gas Gathering and Purchasing Agreement, as described below.

The information regarding the acquired contracts is based on information prepared by BP and provided to EROC.

Transition Services.  In connection with the closing of the BP Acquisition, Eagle Rock and BP will enter into a transition services agreement pursuant to which BP will provide certain operations, marketing, accounting and transition services for Eagle Rock in connection with the Gathering and Processing Facilities until December 31, 2012, subject to certain adjustments.  Eagle Rock will pay BP a fee and reimburse BP for all expenses incurred on a cost basis.

Employees.  Under the Purchase Agreement, Eagle Rock has the obligation for a period of 18 months following closing to employ (or pay severance to) certain BP employees who were historically exclusively employed in the operation of the Gathering and Processing Facilities.  Pursuant to this obligation, Eagle Rock expects to hire approximately 85 employees in the following disciplines:  management/supervision, business development, engineering, construction, environmental, health and safety, measurement, procurement, operations (to include all operators, technicians, and maintenance staff), financial analysis, process safety management, scheduling, and training coordination. BP will retain and redeploy into other areas a small number of employees who historically were involved in some capacity with the Gathering and Processing Facilities, and whose roles will be assumed by Eagle Rock personnel.  Eagle Rock will fill vacant roles, if any, through its typical internal and external recruiting methods.

Assumption of Liabilities, Representations and Warranties and Indemnification.  Under the Purchase Agreement, Eagle Rock assumes all pre-closing liabilities, subject to the limited indemnification right described below.  Eagle Rock and BP each make representations, warranties and covenants in the Purchase Agreement. BP does not make any representations and warranties with respect to title to the Gathering and Processing Facilities under the Purchase Agreement, but it does provide Eagle Rock with a special warranty of title in the assignment document relating to the Gathering and Processing Facilities.  Though the fundamental representations and warranties under the Purchase Agreement survive in perpetuity, the other representations and warranties only survive for twelve months (six months in the case of the environmental representations and warranties).

The Purchase Agreement provides for customary mutual indemnity obligations for the parties for breaches of representations and warranties.  However, under the Purchase Agreement, BP’s liability for indemnification is subject to a $350,000 threshold and is limited to baskets for certain breaches and 10% of the Purchase Price in the aggregate.  In addition, indemnity claims are subject to an aggregate deductible (together with the environmental defect and casualty loss claims described above) of 4% of the Purchase Price.

Gas Gathering and Processing Agreement.  As a condition to the closing of the BP Acquisition, Eagle Rock and BP will enter into a Gas Gathering and Processing Agreement (the “GGPA”) pursuant to which Eagle Rock will gather and process production from existing wells connected to the Gathering and Processing Facilities on a fixed-fee basis.  Subject to the GGPA, all of BP’s wells currently connected to the system will be dedicated to Eagle Rock for an initial term of 20 years, with the option to extend in five-year increments upon mutual agreement.  In addition, for two years after closing, all drilling by BP and its joint venture partners within two miles of any portion of the system used to gather and process Eagle Rock’s natural gas will be dedicated to Eagle Rock under the GGPA (subject to extension by mutual agreement of the parties for two year increments).  Eagle Rock will provide fixed recoveries based on specified amounts in the GGPA that apply until January of 2014, after which point fixed recoveries are set based on the previous year’s actual calculation.

Item 7.01                                             Regulation FD Disclosure.

On August 10, 2012, the Partnership issued a press release announcing the BP Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Eagle Rock filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

1.1††*	Purchase and Sale Agreement by and between BP America Production Company and Eagle Rock Energy Partners, L.P., dated as of August 10, 2012.

23.1	Consent of KPMG LLP.

23.2	Consent of Grant Thornton LLP.

99.1	Press Release of Eagle Rock Energy Partners, L.P., dated August 10, 2012.

††                                    The immaterial schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

*                                         Portions of this agreement have been redacted pursuant to a Confidential Treatment Request pursuant to Rule 24b02 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: August 13, 2012	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1††*	Purchase and Sale Agreement by and between BP America Production Company and Eagle Rock Energy Partners, L.P., dated as of August 10, 2012.

23.1	Consent of KPMG LLP.

23.2	Consent of Grant Thornton LLP.

99.1	Press Release of Eagle Rock Energy Partners, L.P., dated August 10, 2012.

††                                    The immaterial schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

*                                         Portions of this agreement have been redacted pursuant to a Confidential Treatment Request pursuant to Rule 24b02 of the Securities Exchange Act of 1934, as amended.